CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Ardian Access Secondary Infrastructure Fund LLC of our report dated July 22, 2026 relating to the consolidated financial statements of Ardian Access Secondary Infrastructure Fund LLC, which appears in this Registration Statement. We also consent to the reference to us under the headings “Consolidated Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2026